UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: March 31, 2014 Estimated average burden hours per response. . . 5.0
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2013

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 631-5450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Approval of Grant Instruments in connection with 2013 Long Term Incentive Awards
In 2013, the Corporation granted awards in connection with the 2013 long term incentive award program ("LTI") pursuant to the TriMas Corporation 2006 Long Term Equity Incentive Plan (the "2006 Plan") and the TriMas Corporation 2011 Omnibus Incentive Compensation Plan (the "2011 Plan," together with the 2006 Plan, the "Plans"). Under the terms of the Plans and in connection with the 2013 LTI on February 20, 2013, the Compensation Committee approved amendments to the forms of restricted share award agreements ("RSAs") and performance unit agreements ("PSUs") under the 2006 Plan and the 2011 Plan. The RSAs will vest either in one year, or three equal installments on the first, second, and third anniversaries of the date of grant. The PSUs will vest in accordance with various performance-based vesting conditions which are consistent with the terms of the applicable plans.
The foregoing descriptions of the form award agreements are qualified in their entirety by the applicable agreements, copies of which are attached hereto as Exhibits 10.1 through 10.7 and incorporated herein by reference.

 Item 9.01. Financial Statements and Exhibits.
 (d)            Exhibits. The following exhibits are furnished or filed, as applicable, herewith:

Exhibit No.	Description
10.1	Form of Restricted Stock Agreement - 2013 LTI (One-Year Vest) - under the 2011 Omnibus Incentive Compensation Plan.
10.2	Form of Restricted Stock Agreement - 2013 LTI (One-Year Vest) - under the 2006 Long Term Equity Incentive Plan.
10.3	Form of Performance Stock Unit Agreement - 2013 LTI - under the 2011 Omnibus Incentive Compensation Plan.
10.4	Form of Performance Unit Agreement - 2013 LTI - under the 2006 Long Term Equity Incentive Plan.
10.5	Form of Restricted Stock Agreement - 2013 LTI - under the 2006 Long Term Equity Incentive Plan.
10.6	Form of Restricted Stock Agreement - 2013 LTI - under the 2011 Omnibus Incentive Compensation Plan.
10.7	Form of Restricted Stock Agreement - 2013 LTI (Board of Directors) - under the 2006 Long Term Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date:	February 25, 2013	By:	/s/ Joshua A. Sherbin
		Name:	Joshua A. Sherbin
		Title:	Vice President, General Counsel and Secretary